EXHIBIT 99.1

HITEC                                                       1015 15th Street, NW
                                                                       Suite 600
Highway Innovative Technology Evaluation Center             Washington, DC 20005
                                                               tel: 202/842-0555
                                                               fax: 202/789-2943


February 3, 2000

Mr.  Jim Foshee
President
Natural Solutions
100 Volvo Parkway, Suite 200
Chesapeake, VA 23320

Subject: HITEC Technical Evaluation Report: Summary of Evaluation Findings for the Testing of Ice Ban(R)

Dear Mr.  Foshee:

I understand that the Securities and Exchange Commission (SEC) has asked for the proof of permission of the authors of the aforementioned reports cited in your recent filing with the Commission.

On behalf of HITEC, I am happy to provide the permission to use anything in this report for that purpose.

If you need additional information, please contact me at (202) 842-0555.

Yours truly,

/s/ J.  Peter Kissinger
J.  Peter Kissinger
Director









A service center of the Civil Engineering Research Foundation, affiliated with the American Society of Civil Engineers